Exhibit (j)(i)(f) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 90 to the Registration Statement (Form N-1A, No. 033-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated September 19, 2007 on the Automated Government Money Trust, Trust for U.S. Treasury Obligations, Liberty U.S. Government Money Market Trust, Federated Short-Term U.S. Government Trust, Automated Cash Management Trust, Federated Master Trust, Liquid Cash Trust, Federated Capital Reserves Fund, Federated Government Reserves Fund and Federated Municipal Trust (eleven of the portfolios constituting Money Market Obligations Trust) included in the Annual Reports to Shareholder for the year ended July 31, 2007.



/s/ ERNST & YOUNG LLP
Boston, Massachusetts
September 25, 2007